CONSULTING AGREEMENT

          THIS CONSULTING AGREEMENT (the "Agreement"), is effective as of July 1,
2004, by and between CROMPTON CORPORATION, a Delaware corporation (the
"Company") and VINCENT A. CALARCO ("Consultant").

          WHEREAS, Consultant has agreed to render certain consulting services to the
Company; and

          WHEREAS, the Company has agreed to compensate Consultant for such consulting services;

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

    Consulting Period. The term of this Agreement shall commence on July 1, 2004
    (the "Effective Date"), and shall end on December 31, 2004 unless terminated earlier in accordance with the provisions of Section 6, below (the "Consulting Period"). Notwithstanding the foregoing, this Agreement shall automatically terminate upon Consultant's death.

    Responsibilities. During the Consulting Period, Consultant agrees to devote a majority of his time and attention during normal business hours performing such consulting and advisory services (the "Services") as the Board of Directors of the Company (the "Board")
    reasonably requests, including, without limitation [describe services]; provided, however, that the
    Board may delegate its authority pursuant to this paragraph to the Company's Chief Executive
    Officer (the "CEO").

    Performance of the Services.

      Consultant shall retain sole and absolute discretion with respect to the manner and means of performing the Services.

      Consultant shall perform the Services in accordance with all applicable and existing laws, regulations and ordinances, as well as all Company standards and specifications.

      Except as specifically stated in this Agreement, Consultant is neither authorized nor empowered to act as the Company's agent for any purpose or to enter into any contract or undertaking of any kind or to make any promise or give any warranty or representation, with respect to any Company products or any other matter, unless otherwise previously agreed to with the Board or the CEO in writing.

    Consulting Fee. As payment for the Services, the Company shall pay to
    Consultant a fee (the "Fee") of $250,000, payable in equal monthly installments, in arrears, on the last business day of each month during the Consulting Period. No payroll or employment taxes of any kind (including, but not limited to, FICA, FUTA, federal or state personal income taxes, state disability insurance taxes, workers' compensation insurance and state unemployment taxes) shall be withheld from the Fee, or any portion thereof, or paid to Consultant in respect of the Services.
    The Company and Consultant agree that Consultant is fully and solely responsible for filing appropriate tax returns, making social security contributions and any other payments to government authorities in respect of the Services.

    Expenses. The Company shall reimburse Consultant for reasonable expenses incurred by Consultant in connection with the Services, provided that such expenses are authorized in advance, in writing, by the CEO ("Authorized Expenses"). Such Authorized
    Expenses shall be reimbursed upon Consultant's compliance with the terms of and paid out in accordance with the Company's then-existing expense reimbursement policy.

    Termination. The Consulting Period may be terminated, (i) by the Company for
    Cause, as defined below, or (ii) by Consultant on not less than 30 days written notice to the
    Company. Subject to the terms of this paragraph 6, the applicable "Termination Date" shall be the date on which the Consulting Period is terminated by the Company or the Consultant, as the case may be, or by mutual agreement of the Company and Consultant.

      Termination for Cause. The Board shall notify Consultant in writing detailing such action or inaction as determined by the Board to be the basis for termination for Cause; provided, however, that Consultant shall be given a period of at least 20 days to cure such action or inaction if, in the sole discretion of the Board, such action or inaction is capable of being cured.
      Upon a termination for Cause, the Company shall have no further obligation under this Agreement other than the payment to Consultant of any portion of the Fee accrued but unpaid in respect of Services performed up to the Termination Date and, subject to the terms of paragraph 5, any
      Authorized Expenses incurred but unreimbursed as of the Termination
      Date. "Cause" shall mean, in the good faith judgment of the Board, any act or mission that constitutes: (i) willful misconduct by Consultant that is materially injurious to the financial condition, business and/or reputation of the Company or any of its subsidiaries or affiliates, (ii) a willful failure of
      Consultant to perform any duties or responsibilities reasonably required by the Board or the CEO pursuant to this Agreement, (iii) a material breach of this Agreement, including, without limitation, any restrictive covenants or covenants of non-disclosure, or (iv) the commission by Consultant of fraud or other act of dishonesty, or conviction of a felony.

      Termination Without Cause. In the event that the Consulting Period is terminated by the Company without Cause, the Company shall pay to
      Consultant a lump sum cash payment within thirty days after the
      Termination Date, an amount equal to (i) any portion of the Fee accrued but unpaid in respect of Services performed up to the Termination Date, (ii)
      subject to the terms of paragraph 5, any Authorized Expenses incurred but unreimbursed as of the Termination Date, and (iii) provided that Consultant executes a release and waiver of claims in accordance with the terms of sub-paragraph 6(d), the remaining unpaid balance of the Fee equal to
      $250,000, less that portion of the Fee paid to Consultant (x) prior to the
      Termination Date and (y) in accordance with section (i) of this sub-
      paragraph 6(b).

      Termination By Consultant. In the event that the Consulting Period is terminated by Consultant, the Company shall have no further obligation under this Agreement other than the payment to Consultant of any portion of the Fee accrued but unpaid in respect of Services performed up to the
      Termination Date and, subject to the terms of paragraph 5, any Authorized
      Expenses incurred but unreimbursed as of the Termination Date.

      Release and Waiver of Claims. As part of the consideration for the
      Company's payment of the Fee, Consultant agrees that upon the termination or expiration of this Agreement and/or the Consulting Period for any reason, including, without limitation, the expiration of the Consulting
      Period by its own terms, Consultant shall execute a general release and waiver of claims (the "Release") in favor of the Company in such form as required by the Company. The Release shall release the Company, its subsidiaries and affiliates and their respective officers, directors and employees from all claims arising under applicable federal, state or local law (including claims arising out of the Age Discrimination in Employment
      Act of 1967), whether or not relating to, resulting from or arising out of (x)
      performance of the Services, (y) the terms of this Agreement, or (z) the termination or expiration of the Consulting Period or this Agreement.

    Non-competition and Non-Solicitation.

      Beginning on the Effective Date and continuing until the first anniversary following the termination or expiration of the Consulting Period, other than a termination by the Company without Cause, Consultant shall not directly or indirectly compete with the Company or any of its subsidiaries or affiliates
      (the "Company Group"), whether as an individual proprietor or entrepreneur or as an officer, employee, partner, stockholder, or in any capacity connected with any enterprise, in any business in which the Company
      Group is engaged at the time of the termination or expiration of the
      Consulting Period, within any state or possession of the United States of
      America or any foreign country within which such business is then being conducted, or within which business the Company Group has formally announced specific plans to conduct and/or Consultant has actual knowledge that the Company Group specifically plans to be conducted.
      For the purpose of the preceding sentence, conducting business, doing business, or engaging in business shall be deemed to embrace sales to customers or performance of services for customers who are within a relevant geographical area, without any necessity of any presence of the
      Company Group therein. Nothing herein, however, shall prohibit
      Consultant from acquiring or holding any issue of stock or securities of any corporation which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities, provided that at any one time he and members of his immediate family do not own more than five (5%) percent of the voting securities of any such corporation.

      Beginning on the Effective Date and continuing until the first anniversary following the termination or expiration of the Consulting Period, Consultant will not without the prior written consent of the Company, directly or indirectly, whether on his own, in association with or on behalf of any other person, firm, corporation or other business organization, whether as an individual proprietor or entrepreneur or as an officer, employee, officer, director, partner, consultant, agent, stockholder or in any other capacity, (i)
      solicit, hire, have contact with or endeavor to entice away from the
      Company Group any person or entity who is, or during the then most recent 12-month period was employed by or had served as an agent or key consultant of the Company Group or any member thereof, or (ii) solicit, hire, have contact with or endeavor to entice away from the Company
      Group any person or entity who is, or during the then most recent 12-month period was a customer or client (or to Consultant's knowledge or the knowledge of the public was reasonable anticipated to become a customer or client) of the Company Group or any member thereof.

      If any of the provisions of this paragraph 6 are determined to be invalid or unenforceable to any extent, by reason of being vague or unreasonable as to area, duration or scope of activity, that portion of this paragraph 6 shall be considered divisible and shall immediately be reformed to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court having jurisdiction over the matter.
      Consultant hereby acknowledges and agrees that any such reformation shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

    Confidential Information. Consultant shall hold for the benefit of the Company and the Company Group all secret or confidential information, knowledge or data relating to the
    Company or the Company Group, and their respective businesses, which shall have been obtained by Consultant during Consultant's employment by the Company, during the Consulting
    Period and/or during Consultant's performance of the Services and which shall not be public knowledge (other than by acts of Consultant or his representatives in violation of this Agreement).
    Following the termination or expiration of the Consulting Period, Consultant shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, except as required by law or by a court of competent jurisdiction.

    Return of Company Property. Upon the termination or expiration of the Consulting
    Period, Consultant shall immediately destroy personal material; return all Company Group property and material in Consultant's possession or control (the "Company Property") unless the
    Company expressly agrees in writing that Consultant may retain possession of any such property or material. Company Property shall include all originals and copies of files, writings, reports, memoranda, diaries, notebooks, notes of meetings or presentations, data, computer software and hardware, diskettes, drawings charts, photographs, slides, patents, or an other form of record which contains information created or produced for or at the direction of any member of the
    Company Group, or any employee or agent thereof. All Company Property shall be returned undamaged and intact.

    Injunctive Relief. Without limiting the remedies available to the Company,
    Consultant acknowledges that a breach of any of the covenants contained in paragraphs 7, 8 or 9 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company will be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Consultant from engaging in activities prohibited by paragraphs 7, 8 or 9, as the case may be or such other relief as may be required to specifically enforce any of the covenants in paragraphs 7, 8 or 9, as the case may be.

    Violation and Remedy. If the Company reasonably, after due consideration, determines that Consultant has breached or has threatened to breach any of the provisions of paragraphs 7, 8 or 9, in addition to any other remedies available to the Company in law or equity, the Company will be entitled to immediately suspend as of the date of such breach or prospective breach any payments or benefits under this Agreement.

    Indemnification. Consultant shall indemnify and hold harmless the Company
    Group and each member thereof from and against any and all claims, losses, damages, costs, expenses, liabilities and obligations (including attorney's fees and court costs) (collectively,
    "Losses"), suffered or incurred by the Company Group, or any member thereof, which directly or indirectly result from or arise out of (i) any breach of this Agreement by Consultant, or (ii) to the extent arising out of the bad faith, willful misconduct or gross negligence of Consultant, the provision of the Services, including, without limitation, such Losses that directly or indirectly result from or arise out of Consultant being deemed or otherwise found to be other than an independent contractor, and any resulting taxes due and interest and penalties thereon.

    Third-Party Beneficiaries. The Company and Consultant acknowledge and agree that all current or future members of the Company Group are third-party beneficiaries to the terms of paragraphs 7, 8, 9, 10, 11 and 12 and may enforce the terms of this Agreement as they pertain to such paragraphs to the full extent permitted by law and equity.

    Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and will be deemed to have been duly given when delivered or mailed by United States registered mail or certified mail return receipt requested, postage prepaid, if to the Company, to its offices at 199 Benson Road, Middlebury, CT
    06749, attention: General Counsel and if to Consultant at 27 Forest Glen Drive, Woodbridge, CT
    06525, or to such other address as either party may have furnished to the other party hereto in writing in accordance herewith, except that notice of change of address will be effective only upon receipt.

    Independent Contractor. Consultant's relationship with the Company is that of an independent contractor. Nothing in this Agreement is to be construed as designating Consultant an employee, agent, joint venturer, or partner of the Company or the Company Group. This
    Agreement is for contractual consulting services. Consultant is free to pursue other work for other clients or customers, provided such other work in no way presents a conflict of interest or is contrary to any other provision of this Agreement. In no event shall this Agreement be construed as creating an employer/employee relationship. Except as set forth in this Agreement, Consultant shall not be eligible to receive any other payment from the Company as a result of performing, or otherwise in consideration of the Services, including, but not limited to, vacation pay, holiday pay, health care or sick pay, or severance pay. Consultant shall not be entitled to and shall not receive any benefit provided to employees of the Company or the Company Group or to participate in any
    Company or Company Group employee benefit plan, policy, program or practice as a result of performing, or otherwise in consideration of the Services, including, but not limited to, any retirement plan, health care plan or welfare benefit plan, unemployment insurance, workers'
    compensation insurance, or fringe benefit plan. To the extent Consultant otherwise would be eligible for any Company or Company Group employee benefits as a result of performing, or otherwise in consideration of the Services but for the express terms of this Agreement, Consultant hereby expressly declines to participate in any Company or Company Group employee benefit plans and waives any such employee benefits.

    Assignment. Consultant's rights under this Agreement may not be assigned, and
    Consultant's obligations under this Agreement may not be delegated, in whole or in part, by
    Consultant. The Company may assign its rights and delegate its obligations under this
    Agreement.

    Miscellaneous.

    Amendments, Waivers, Etc. Except as provided in this Agreement, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the Company and the Consultant. No waiver by either party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications, oral or written, of the parties or any subsidiary or affiliate, or any respective predecessor thereof, with respect to the subject matter hereof.

    Validity. The invalidity or unenforceability of any provision of this
    Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

    Headings. The headings contained in this Agreement are intended solely for convenience of reference and will not affect the rights of the parties to this Agreement.

    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to principles of conflicts of laws. The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Connecticut or in the United States
    District Court for the State of Connecticut, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement.

CROMPTON CORPORATION

By: _____________________ Its:

Accepted and agreed as of
this ___ day of _________ 2004.

Vincent A. Calarco